EXHIBIT (99)(f)




                          INDEPENDENT AUDITOR'S REPORT



To the Shareholders and the
Board of Directors of Twentieth Bancorp, Inc.
Huntington, West Virginia


         We have audited the accompanying consolidated balance sheets of TWENTIETH BANCORP, INC. and its Subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Twentieth Bancorp, Inc. and its Subsidiary as of December 31, 1995 and 1994, and the results of their consolidated operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                    /s/  DIAMOND, LEFTWICH, GOHEEN & DUNN

Huntington, West Virginia
February 12, 1996